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                                                                     Exhibit 5.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) of JAWZ Inc. (the "Company") pertaining to the Agreement of Thomas Welch, the Consulting Agreement of Strategic Equity Corp., and the Stock Option Plan of the Company, of our report dated February 20, 2001, with respect to the consolidated financial statements of the Company incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


Calgary, Canada                                        /s/ERNST AND YOUNG LLP
June 22, 2001                                          -----------------------
                                                       Chartered Accountants